Exhibit 99.1

Midwest Banc Holdings, Inc. MBHI James J. Giancola Midwest 2008 Super Community Bank Conference February 26, 2008

Any oral statements made by representatives of the Company or any written statements contained in any written documents provided at this presentation concerning financial and other projections constitute forward looking statements within the meaning of the Securities Exchange Act of 1934 and are subject to the Safe Harbor created under that Act. Although the Company believes that the expectations reflected in such forward looking statements are reasonable, it can give no assurance that such expectations will prove to be accurate. Important factors that could cause actual results to differ materially from the Company's expectations include those factors identified in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission, copies of which are available upon request. Such publicly available information sets forth certain risks and uncertainties related to the Company's business, including but not limited to adverse changes in economic conditions, loan portfolio quality or interest rates, effects of competition, technological change or government regulation, loss of key management or inability to manage or attain growth objectives. These risks and uncertainties should be considered in evaluating "Forward Looking Statements." Forward Looking Statements

Our Message Today Introduce new member of management Focus only on key issues Answer your questions Not to re-read our numbers

Our New CFO - JoAnn Lilek Former CFO of DSC Logistics 23-year career at LaSalle ABN-AMRO including reporting directly to Chairman and EVP and CFO of Wholesale Banking Chair of the Board of Trustees of the Lou Holland Trust for Holland Capital Management, L.P. Member of the Chicago Finance Exchange, the United Way of Chicago Women's Leadership Council, Financial Executives International, the University of Chicago Women's Business Group and the Executives' Club of Chicago. President of the Board of Directors of the YWCA Metropolitan Chicago. Graduated Magna Cum Laude from Loyola University and received an MBA from University of Chicago

Vital Statistics Assets $3.7 billion Common Shares 27.8 million Preferred Depositary Shares 1.7 million Total Market Cap (1) $370 million Serving the Chicagoland area (1) Includes both common (MBHI) and preferred (MBHIP), as of February 13, 2008. Serving the Chicagoland area (1) Includes both common (MBHI) and preferred (MBHIP), as of February 13, 2008.

6th Largest Independent Chicago Bank Source: SNL; pro forma information as of June 2007

Why Focus Only on Chicago? Chicago MSA is 3rd largest in US based on deposits If a state, the Chicago MSA would rank 5th $268 billion in deposits Rich diversity of small and middle market business Attacking the underbelly of global banks Build a compact franchise to be the bedrock of long- term shareholder value Source: SNL

Attacking Their Underbelly Many local businesses don't identify with policies and decisions made in: Montreal Edinburgh Manhattan Charlotte Cleveland Cincinnati Many top quality local business bankers want to or have jumped ship and joined a community bank

Robust M&A Environment Since June 30, 2006 25 announced or completed deals in Chicago MSA Excluding LaSalle transaction, over $3.6 billion in deal value Recent bank activity: "Only" 200+ Independent Chicago banks remaining. Source: SNL

Northwest Suburban Merger Closed October 1, 2007 Fundamental small business, consumer bank Fundamental small business, consumer bank Loans $442 million Deposits $465 Assets $546 Offices 5 (Northwest suburbs)

24 Offices Pre Merger McHenry Union Algonquin Island Lake Barrington Buffalo Grove Inverness Mount Prospect Des Plaines Glenview Roselle Bloomingdale Bensenville Addison Village Naperville Downers Grove Hinsdale Melrose Park Norridge Elmwood Park Source: SNL

29 Offices Currently McHenry Union Algonquin Island Lake Barrington Buffalo Grove Inverness Mount Prospect Des Plaines Glenview Roselle Bloomingdale Bensenville Addison Village Naperville Downers Grove Hinsdale Melrose Park Norridge Elmwood Park Source: SNL

All systems converted All products and procedures integrated All key business producers retained In-market Merger Synergies (net of tax) At Announcement Current Run-rate Restructuring Charge $875,000 $930,000 Cost Saves $1.3 million $1.3 million Position Elimination 23% 23%

Stable Loan Quality December 31, 2007 2006 (1) 2007 (1) NALs to total loans 2.20 / .89% 1.99 / .83% NPAs to loan-related assets 2.33 / 1.02 2.08 / .92 Over 90 days past due and accruing 34 / 34 0 / 0 NCOs to average loans .59 / .14 .20 / .20 (1): With Large Problem Credit (left side) / Without Large Problem Credit (right side)

Reduced Credit Exposure Concentration 20 largest credit exposures (in millions) 20 largest credit exposures (in millions) 20 largest credit exposures (in millions) 20 largest credit exposures (in millions) 20 largest credit exposures (in millions) Average Funded $21 Committed 8 Total $28 Participations sold 2007 CRE pay downs 2007 Participations sold 2007 CRE pay downs 2007 Participations sold 2007 CRE pay downs 2007 $33 million $251 million Legal lending limit Legal lending limit Legal lending limit $87 million In house limit In house limit In house limit $25 million

Change in Loan Classification Based on purpose and sources of repayment versus collateral December 31, 2007

Subprime Mortgages Not a Problem First mortgage portfolio Home equity line portfolio Securities portfolio

Modest, Very Traditional 1st Mtg. Portfolio December 31, 2007 Balance Total $142 million Average 282 thousand 100% Single Family Located in 6-county area 91% Net charge-offs $0 30+ days delinquencies 1.7% Yield 5.9%

Modest, Very Traditional HELOC Portfolio Balance Total $144 million Average 74 thousand Lines Average $143 thousand Average utilization 52% Located in 6-county area 94% Mortgage type First 28% Second 71% Net charge-offs (3 loans) $458 thousand or .3% 30+ days delinquencies 2.4% Yield 7.0% December 31, 2007

Vanilla Securities Portfolio Book Value Market Value Available for Sale $734 $711 Held to Maturity 38 37 Ratings: AAA 87% AA 12 A 1 100% All MBS are agency issued, AAA-rated either pass-throughs or CMOs. No sub-prime or Alt-A MBS. December 31, 2007 ($ in millions)

Looking Ahead... Critical Factors for Success

Near Term Operating Tactics Make Northwest Suburban merger highly successful Resolve LPC Leverage our talented, entrepreneurial business banking team Calls, calls, calls Expand fee income base Achieve strong, quality top line revenue growth Keep a mindful eye on all aspects of risk management

Keeping a Mindful Eye on Risk Mgmt Engrave our new credit culture Pass on all trendy, "can't miss" schemes Model interest rate risk and strategies carefully and often Maintain strong, positive regulatory relations Wear belt and suspenders when it comes to operations and credit risk

2007 Margin Impact on EPS Keeping everything constant...

Thank you! Questions?